                                                                   EXHIBIT 10.13

                                                                        ORIGINAL

{PRIVATE}

                  SOFTWARE DEVELOPMENT AND LICENSING AGREEMENT


This is an agreement by and between Shell Oil Products Company, acting for itself and as agent for Shell Oil Company, both companies incorporated under the laws of the state of Delaware (collectively referred to hereinafter as "Shell"), and Simulation Sciences, Inc. ("SIMSCI"), a company incorporated under the laws of the state of California.

                                  1. BACKGROUND

         1.1 Shell employs system optimization methods embodied in certain computer software and elsewhere (On-Line Optimization Technology; hereinafter "OLOT") which includes a solver "OPERA" software) and computer software embodying a modeling language, system and architecture ("MITRE" software). OLOT is proprietary to Shell Oil Company and comprises substantial and valuable trade secrets and copyrightable works. MITRE and OPERA are further described in Exhibit B.

         1.2 OLOT is used by Shell to control various oil and gas refinement and chemical production processes. This is done in part through steady state and dynamic process simulation and optimization.

         1.3 SIMSCI is in the business of producing and/or marketing computer software applications which incorporate graphical user interface ("GUI") technology, process flowsheeting functionalities, and thermodynamic equation solution tools (collectively referred to hereafter as "SS Works") used in the oil and gas refinement and chemical manufacturing processes. SS Works are proprietary to SIMSCI and contain substantial and valuable trade secrets and copyrightable works. SS Works are further described in Exhibit C.

         1.4 Shell desires SIMSCI to incorporate OLOT in a client-server system as part of a robust optimization software package integrating SS Works and SIMSCI believes it can modify and enhance SS Works and OLOT so that it is capable of performing in such a system. Such modified and enhanced software is referred to hereinafter as "The Software." The Software is further described in Exhibit D.

         1.5 Others in the field of oil and gas refinery operations and chemical production and elsewhere could benefit from the use of The Software and would be willing to do so under royalty bearing licenses of The Software.

         1.6 SIMSCI is willing to develop The Software in consideration of the right to obtain a royalty bearing license to use OLOT in The Software with the right to sublicense OLOT as incorporated in The Software.

         1.7 Exhibit A contains a fist of definitions used throughout this Agreement.


                                 2. DEVELOPMENT

         2.1 SIMSCI and Shell hereby appoint the following individuals as Development Coordinators who shall be the primary points of contact for the direction, coordination and resolution of issues relative to the development and implementation of The Software:


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         Shell: Manager, Operation Systems

         SIMSCI: General Manager, ROM Business Unit

         2.2 Either party may replace a Development Coordinator by notice to the other party.

          2.3 As soon as practicable after the execution of this Agreement, but not later than thirty (30) days from the Effective Date, the Development Coordinators shall prepare a Development Plan which shall include a timetable for development activities, a detailed list of specific development deliverables, and a specific list of tasks to be performed by each party. The Development Plan shall also set forth a mechanism for determining the extent of support which will be given to modifications of Preexisting Works. The Development Plan shall not be considered complete until both Development Coordinators agree in writing to its contents. Once approved by both parties, The Development Plan may only be changed with the written approval of (i) each party's respective Development Coordinator, or (ii) an officer of Shell and an officer of SIMSCI.

          2.4 The parties shall carry out their respective obligations set forth in the Development Plan in accordance with the timetable set forth therein. In addition to any other obligations that may be set forth in the Development Plan, Shell shall provide [ * ] man-years of development work in support thereof (the computation of which shall be according to generally accepted software industry standards), in addition SIMSCI shall pay to Shell (on a time and materials basis at rates according to those customarily paid in the software development industry) a monthly fee for any additional development work provided by Shell wherein such work is a result of changes to the Development Plan.

         2.5 Each party will maintain detailed records to document the originality of the work product generated by the execution of the Development Plan and any other work produced under the terms of this Agreement. Such records shall include, at a minimum, weekly archival copies of in-progress source code, up-to-date lists of the names of personnel participating in each activity involving development work, and a complete fist of all third-party materials (e.g., compiler libraries) used in developing The Software (together with complete copies of license agreements authorizing the use of such materials). Both parties shall have the right to inspect such records at reasonable times in the ordinary course of business upon at least one business day's notice.

         2.6 From time to time, but at least every six (6) weeks, the Development Coordinators will memorialize the progress of work in support of the Development Plan ("Development Work") with a written summary report. This report shall also identify any significant unresolved problems in the Development Work along with the then-current plans and estimated dates for resolving problems.

         2.7 Each party shall notify the other promptly upon becoming aware of any potentially significant delay in the Development Work. All doubt with respect to whether or not a delay will be significant will be resolved in favor of such notification.

         2.8 Each party shall promptly respond to all inquiries made by the other party's Development Coordinator with respect to any matter that could reasonably be expected to delay the Development Work.

          2.9 From time to time, but no less frequently than every eighteen months (measured from the Effective Date), the parties will meet to review the competitive aspects of The Software and make decisions regarding future features and functionality of The Software; mutually agreed decisions shall be memorialized in The Development Plan. The parties shall consider in each such


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[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.
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meeting the technology employed or to be employed in The Software and whether any new techniques, methods, processes, or approaches pertaining to the Field should be employed in future versions of The Software as may be necessary for it to retain its competitive advantage in the marketplace.

         2.10 The Development Plan shall specify the means by which each party carries out their respective obligations regarding confidentiality of the other party's Preexisting Works and any enhancements thereof.


                                3. LICENSE GRANT

         3.1 During the term of this Agreement, SIMSCI is granted the [ * ] rights within the Field to:

                  (a) use all embodiments of OPERA and MITRE Software provided to SIMSCI by Shell whether in source code, executable code, or any other format for the purpose of developing, producing, enhancing, and distributing The Software;

                  (b) prepare derivative works of OPERA and MITRE Software in source code, executable code, or any other format as necessary to develop, produce, enhance, and distribute The Software;

                  (c) distribute OPERA and MITRE Software and any derivative works thereof but only as each are embodied in The Software and further limited to distribution of embodiments in executable code format only and only pursuant to sublicense agreements described hereunder; and

                  (d) to reproduce and distribute OPERA and MITRE Software documentation to the extent necessary to enable sublicensees to operate OPERA and MITRE Software as an element of The Software.

         3.2 During the term of this Agreement, SIMSCI is granted the [
       * ] right to use MITRE and OPERA Software for its own internal purposes and for the development of Unrelated Software; the distribution rights of such Unrelated Software shall be subject to the terms and conditions of a separate agreement.

         3.3 Notwithstanding the exclusive character of the licenses granted in
Section 3.1 of this Agreement above, SIMSCI takes such licenses subject to the express reservation of rights by Shell, its Affiliates, and Subsidiaries to use, reproduce, make and have made derivative works, perform, and display MITRE software, OPERA Software, MITRE documentation and OPERA documentation in any form, manner, or medium for its own internal purposes and for any other purpose outside of the Field with respect to OPERA and MITRE and both inside and outside the Field with respect to MITRE.

         3.4 Shell grants to SIMSCI the [ * ] right to use, reproduce, distribute, perform, and display OPERA Software solely in association with SS Works (which includes all of such works which SIMSCI currently uses in the conduct of performing "ROM" services) in the Field prior to the Commercial Release of The Software. Distribution of OPERA Software is limited to executable code format only and shall be further limited to sublicensees of SS Works.

         3.5 SIMSCI grants to Shell the [ * ] rights to use, reproduce, make and have made derivative works, perform, and display SS Works in source code, executable code, or any other format for the sole purpose of developing and enhancing The Software.

         3.6 SIMSCI grants to Shell a [

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                                       *





                                                                               ]

         3.7 Shell grants to SIMSCI a [ * ] license to use Marks; however, such rights shall be limited to use in connection with The Software.

         3.8 If, after a Commercial Release of the Software, this Agreement shall terminate for any reason other than a Material breach of this Agreement by SIMSCI then SIMSCI shall have an option to obtain a [ * ] license to use, reproduce, and distribute OPERA and/or MITRE but only as part of The Software and according to the following terms:


                  (a)      for such a license in OPERA [      *         ] this
license will inure upon [       *               ] plus [        *       ].

                  (b)      for such a license in OPERA [      *         ] this
license will inure upon [       *              ] plus [       *         ].

                  (c)      for such a license in MITRE [      *         ] this
license will inure upon [       *              ] plus [       *         ].

                  (d)      for such a license in MITRE [      *         ] this
license will inure upon [       *              ] plus [      *          ].


         The "fair market value" of the licenses described in this Section 3.8 shall be determined by the mutual agreement of Shell and SIMSCI. If Shell and SIMSCI are unable to agree upon any such fair market value, the fair market value shall be determined by a mutually acceptable appraiser. If Shell and SIMSCI are unable to agree on such an appraiser, an appraiser shall be chosen by an arbitrator as provided under Section 16. 1. Any appraiser chosen by the arbitrator shall be a member of a nationally recognized accounting firm (provided that such accounting firm shall not have been retained by either SIMSCI or Shell within the three-year period immediately preceding the appointment of the appraiser). The decision of any appraiser shall be final. If SIMSCI disagrees with the final determination of the fair market value it can refuse to exercise the option to acquire the license.

         3.9 If, after a Commercial Release of the Software, this Agreement shall terminate for any reason other than the Material breach of this Agreement by Shell then Shell shall have a [ * ] license to use the then current version of the Software or any prior version thereof to the same extent permitted by any other provision of this Section 3.0 [

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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                           *                                  ]; further in the
event of such termination, the conditions governing the provision of Software Services by SIMSCI set forth in Section 11.6 below shall continue for a period of three years from the date of such termination after witch Software Services shall be available to Shell according to SIMSCI's then-current commercial terms for such services.

         3.10 SIMSCI grants to Shell a [                                 *
                        ] license to use, reproduce, perform, display, and make and have made derivative works of Work Chunks in executable code, source code, and any other format. Such rights shall be with the right to sublicense.


                                 4. DISTRIBUTION

          4.1 Except to the extent provided otherwise herein all matters relating to SIMSCI's distribution, marketing, and promotion of The Software shall be determined exclusively by SIMSCI in its business judgment, including without limitation: the design and implementation of SIMSCI's marketing program, the selection of marketing channels, the timing and sequence of product announcements and roll-out programs, pricing strategy, commercial terms associated with the provision of Software Services and other maintenance and support Activities, and suggested software and hardware compatibility guidelines. Such matters shall be undertaken at SIMSCI's sole expense and SIMSCI shall have sole responsibility for establishing and collecting all fees and charges applicable thereto.

         4.2 Any distribution of The Software shall be pursuant to written sublicensing agreements. SIMSCI shall use commercially reasonable efforts to secure within such agreements provisions which, to the extent permitted by the law of the jurisdiction in which the agreement is likely to be interpreted or enforced, will contain terms which:

                  (a) provide a disclaimer of warranty, representations, and liability with respect to the use and operation of The Software;

                  (b) provide an exclusion of incidental consequential, special, punitive, or exemplary damage remedies against Shell;

                  (c) provide a limitation of Shell's maximum liability to the amount that such sublicensee has paid in licensing fees or royalties;

                  (d) proscribe or limit decompilation, reverse engineering, or other surreptitious accessing of The Software to reveal any trade secrets or other proprietary know-how embodied therein to which the sublicensee is not granted rights; and

                  (e) protect Shell's Intellectual Property Rights to substantially the same degree that they are protected herein and further,

         SIMSCI shall indemnify and hold Shell harmless from all loss, cost, or damage to Shell or its Affiliates or Subsidiaries from claims of third parties to the extent that such loss, cost or damage could have been mitigated through the use of any of the above provisions of this Section 4.2.

         4.3 SIMSCI shall ensure that all copies of The Software or any Documentation relating to The Software which are distributed to any third party bear all of the legends, marks, and notices as follows:

                  (a) a copyright legend indicating proper copyright ownership in The Software or Documentation,

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.


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                  (b) the words "CONTAINS LICENSED PROPRIETARY MATERIAL OF SHELL
OIL COMPANY

                  (c) on hard-copy materials, such patent markings as Shell may request,

                  (d) a restricted-rights legend conforming to the Federal Acquisition Regulations (FARS) then in effect that apply to software developed entirely at private expense,

                  (e) indicators of trademark claim or registration wherever any Shell trademark appears. Each such marking shall also be caused to appear, as appropriate in a sign-on screen, boot-up screen or similar screen display in a manner plainly perceptible to an end user each time the end user commences using The Software or Documentation.

         4.4 Shell shall not undertake any marketing activities without first obtaining SIMSCI's written consent but shall provide assistance to SIMSCI in its marketing effort provided that, without providing Shell any warranty of the success of its marketing efforts, SIMSCI will use commercially reasonable efforts to aggressively promote and license The Software in The Field throughout the Oil and gas refinement and chemical manufacturing industry.

         4.5 Further to Section 4.4 above, Shell's assistance to SIMSCI shall include, to the extent that such assistance is reasonable and as SIMSCI shall request from time to time: providing advice and commentary on marketing materials, interacting with prospective sublicensees as shag be practicable, and participating in trade events; Shell's Development Coordinator will participate in such activities to the degree that such participation is reasonable.

         4.6 SIMSCI will not distribute copies of Computer Software performing the same functions as-those of The Software without the prior written consent of Shell which consent shall not be unreasonably withheld.


                     5. INVENTIONS, WORKS OF AUTHORSHIP, AND
                        OWNERSHIP OF INTELLECTUAL PROPERTY

         5.1 Nothing in this Agreement shall affect the ownership of Intellectual Property Rights that may exist in the Preexisting Works.

         5.2 Each party shall own all right, title, and interest in its own Inventions and Works of Authorship to the extent that such Inventions and Works of Authorship do not constitute Work Chunks including any Intellectual Property Rights therein subject to the licenses set forth hereunder. SIMSCI shall own all fight, title, and interest in Work Chunks.

         5.3 It is the express intention of the parties that The Software shall not comprise a Joint Work of Authorship, but shall, rather comprise a compilation and/or derivative work of the preexisting works of the parties and that SIMSCI shall own all right, title, and interest in the copyrights to the compilation and/or derivative works referred to herein as The Software but not to the Preexisting Works of Shell or its licensors or Enhancements thereof.

         5.4 A party first having knowledge of any Invention or Works of Authorship shall promptly disclose to the other party the substance thereof including providing complete and accurate copies of all source code, executable code, design documentation, work notes, test data, reports, samples, and other tangible evidence of results of such Invention or Work of Authorship and any information concerning any third party Intellectual Property Rights that may affect the utilization of the Invention or Work of Authorship.



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
         5.5 Unless prohibited by the operation of Section 6 hereunder, the party conceiving an Invention or creating a Work of Authorship shall promptly, and at its sole expense, diligently prepare, file, and prosecute patent applications and copyright registrations and thereafter maintain any patents issued or copyright registrations based thereon; provided that if that party does not elect to so file, then the other party may do so at its own expense.

         5.6 Each party shall provide at its own expense and without additional compensation all assistance requested or required by the other party and not shown to be unreasonable under the circumstances in the establishment, preservation, and enforcement of its Intellectual Property in The Software and any Preexisting Works relating to The Software. This assistance shall include, without limitation (a) executing patent applications and copyright registrations, (b) executing all oaths, declarations, assignments, powers of attorney, and other papers requested by the other party, and (c) communicating all facts known.

         5.7 Neither party shall without first having obtained the written consent of the other, assign, mortgage, or grant a security interest in any Invention or Work of Authorship Relating to The Software other than as set forth in this Agreement.

         5.8 SIMSCI acknowledges that the ownership of the Marks licensed hereunder by Shell is rested in Shell and agrees that it will do nothing inconsistent with such ownership and that all use of the Marks by SIMSCI shall inure to the benefit of and be on behalf of Shell.

         5.9 SIMSCI will not attack the title of Shell to its Marks or attack the validity of this Agreement with respect to the Marks.


                           6. CONFIDENTIAL INFORMATION

         6.1 Either party may receive the confidential information of the other including, but not limited to, technical and/or business information which may be disclosed orally, electronically, or in writing or via any other tangible form or by inspection of facilities or in any other way.

         6.2 Confidential information shall not include information which prior to the time of disclosure is in the public knowledge or literature, or is in the possession of the receiving party without obligation of confidentiality; and information shall cease to be considered confidential if it subsequently becomes part of the public knowledge or literature without fault of the receiving party, or is disclosed to the receiving party without obligation of confidentiality by a third party having the legal fight to do so, or is independently developed by the employees of the receiving party who have not had access to it. Upon request by either party, the other party shall advise whether it considers particular information or materials to be confidential.

         6.3 All confidential information shall remain the property of the disclosing party. The receiving party shall not disclose or confirm any confidential information to third parties nor publish the same. In addition, the receiving party and its employees shall not use any confidential information for any purpose other than in connection with the work performed hereunder.

         6.4 In handling confidential information, the receiving party shall use at least the same degree care as it uses for safeguarding its own confidential information but shall provide such confidential information no less than a reasonable degree of care in any event.

         6.5 The receiving party shall limit the disclosure of confidential information to its employees or agents who have a need to know such information for the purpose of acting in accordance with this Agreement and such information


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will be disclosed to only such of their personnel who have agreed in writing to be bound by restrictions on its disclosure which are at least as restrictive as those applicable to the receiving party hereunder.

         6.6 Upon termination of this Agreement, the receiving party shall return to the disclosing party or destroy any confidential information of the disclosing party as the disclosing party may so instruct the receiving party except that each party may retain one (1) copy of the confidential information received from the other party solely for archival purposes to demonstrate the scope of the disclosure.

         6.7 Notwithstanding the foregoing confidentiality and nonuse obligations, Shell shall have the right to disclose confidential information related to The Software to Affiliates and Subsidiaries of Shell, provided that such Affiliates and Subsidiaries have first agreed to be bound to at least the same extent as Shell itself is bound, by the restrictions set forth herein on its disclosure and use.

         6.8 Notwithstanding the foregoing confidentiality and nonuse obligations, SIMSCI shall have the right to disclose confidential information related to The Software to third party consultants, provided that SIMSCI has first obtained the written agreement of each such consultant to be bound to at least the same extent as SIMSCI itself is bound, by the restrictions set forth herein on its disclosure and use.

         6.9 If a receiving party is ordered by a court, administrative agency, or other governmental body of competent jurisdiction to disclose confidential information of a disclosing party, or if it is served with or otherwise becomes aware of a motion or similar request that such an order is to be issued, then the receiving party will not be liable to the disclosing party for disclosure of its confidential information required by such order if the receiving party complies with the following requirements:

                  (a) if an order which has already issued calls for immediate disclosure, then the receiving party shall immediately move for or otherwise request a stay of such order to permit the owner of the confidential information to respond to such order;

                  (b) the receiving party shall immediately notify the disclosing party of the motion or order by the most expeditious means possible; and

                  (c) the receiving party shall join or agree to (or at a minimum shall not oppose) a motion or similar request by the disclosing party for an order protecting the confidentiality of the confidential information, including joining or agreeing to (or nonopposition to) a motion for leave to intervene by the owner of the confidential information.

         6.10 Further to the above provisions for nondisclosure and nonuse of confidential information, where the disclosure of confidential information would be necessary for purposes of obtaining patent protection, the party seeking such patent protection shall not disclose any confidential information belonging to the other party without first having obtained the written consent of that party, such consent shall not be unreasonably denied. This provision shall have effect even if it results in foregoing patent protection which a party might otherwise be able to obtain.

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
                              7. QUALITY STANDARDS

         7.1 SIMSCI agrees that the nature and quality of all services rendered by SIMSCI in connection with the Marks; all goods sold or licensed by SIMSCI under the Marks; and all related Advertising, promotional and other related use of the Marks by SIMSCI shall be consistent with reasonable standards set by Shell.

         7.2 SIMSCI shall cooperate with Shell in facilitating Shell's program to attain and maintain high standards of such nature and quality, will permit reasonable inspection of SIMSCI's operation, and will supply Shell with specimens of all uses of the Marks upon request. SIMSCI shall comply with all applicable laws and regulations and obtain all appropriate government approvals pertaining to the sale, distribution, and advertising of goods and services covered by this Agreement.

         7.3 SIMSCI shall use the Marks only in the form and manner and with appropriate legends as prescribed from time to time by Shell and, except for SIMSCI trademarks and servicemarks, will not use any other trademark or service mark in combination with any of the Marks without the prior written approval of Shell.

         7.4 No Shell Affiliate or Subsidiary shall engage in the installation or maintenance of The Software for any party other than Shell or its Affiliates or Subsidiaries without first completing SIMSCI's integration certification program wherein such Affiliates or Subsidiary must demonstrate an ability to perform such activities within the standards of performance which SIMSCI requires of its own personnel conducting the same activities.


                    8. TRADEMARK AND INFRINGEMENT PROCEEDINGS

         8.1 SIMSCI shall promptly notify Shell of any unauthorized use of the Marks (or materials exhibiting such Marks) by others promptly as it comes to SIMSCI's attention. Shell shall have the sole right and discretion to bring infringement, unfair competition proceedings or any other claims involving the Marks or any other Intellectual Property belonging to Shell and licensed to SIMSCI under this Agreement.


                              9. ROYALTIES AND FEES

         9.1 In consideration for the use of Shell Marks and the use of technology embedded within or based upon OPERA solver Computer Software, wherein the parties expressly agree that such technology contains substantial and identified trade secrets and other know-how, SIMSCI shall pay to Shell the sum of [
  * ], payable immediately upon execution of this Agreement, and in addition, SIMSCI shall pay to Shell [ * ] of the Net Sales of The Software. Should this Agreement terminate prior to a Commercial Release of The Software for any reason other than a Material Breach of this Agreement by SIMSCI then Shell shall refund to SIMSCI a pro rata share of the fee paid to Shell according to the following formula:

         Amount refunded = B X [     *    ]

Where

A        =        [                                *                    ], and
B        =        [   *  ]

No refund shall be provided to SIMSCI if such termination shall occur after [ * ] months from the Effective Date.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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
         9.2 In addition to the amounts payable to Shell set forth in Section
9.1 and in consideration for the use of Shell technology embodied in or based upon the Shell MITRE modeling Computer Software, SIMSCI shall pay to Shell one lump sum payment of [

                                          *
                                 ], and in addition, SIMSCI shall pay to Shell
[               *                 ] of the Net Sales of The Software during the
first [    *   ] year  period beginning on the Effective Date and [        *
    ] of Net Sales thereafter. The parties shall incorporate such technology in The Software in a Commercial Release of The Software unless doing so is Not Viable.

         9.3 In addition to the amounts payable to Shell set forth in Sections
9.1 and 9.2 and in consideration for the use of Shell technology embodied in or based upon the Shell OPERA solver Computer Software pursuant to Section 3.4, SIMSCI shall pay to Shell [ * ] of the total amount received ("Amount Received") by SIMSCI by licensees of SS Works wherein SS Works are employed in association with the Shell OPERA Computer Software. The Amount Received shall include, without Stations all royalties, sublicensing fees, and other revenues realized by SIMSCI in connection with its distribution of SS Works employed in Association with OPERA Software less any bonafide trade or cash discounts or rebates paid or granted by SIMSCI.

         9.4 Notwithstanding any of the obligations of 9.3 above, SIMSCI shall make available to Shell, its Affiliates and Subsidiaries installation maintenance services, training services, and any other support typically associated with Enhancements and Upgrades relative to the installation of SS Works in association with OPERA Computer Software at the currently agreed upon commercial terms and rates for similar services relative to SS Works in association with OPERA Computer Software and no payment shall be due to Shell by SIMSCI based upon the provision of such services and the installation of such Computer Software and Shell shall make no additional payment for the use of OPERA Computer Software in association with SS Works.

         9.5 SIMSCI shall pay all applicable sales or use taxes, charges, or fees which now or hereafter are required to be paid or collected by Shell as a result of this Agreement, or to provide Shell with a valid exemption certificate. In the event that SIMSCI fails to timely pay taxes or to provide a valid exemption certificate, SIMSCI shall indemnify and hold Shell harmless from any liability for taxes, interest, penalties, and other expense by reason of SIMSCI's failure.


                       10. REPORTS, RECORDS, AND PAYMENTS

         10.1 Within thirty (30) days following the close of each calendar quarter during each year, SIMSCI shall submit to Shell a statement of SIMSCI's Total Net Sales and any royalty or other payment due under the terms of this Agreement showing in detail the manner of calculating the same and shall, together with such statement, submit to Shell any payment due by SIMSCI to Shell. Shell shall have ninety (90) days from the receipt of such statement to dispute the contents of such accounting and, if Shell fails to provide SIMSCI with notice of such dispute by the end of the ninety (90) day period referenced above, such accounting shall be deemed correct and acceptable to Shell.

         10.2 SIMSCI shall keep books and records pertaining to the subject matter of this Agreement in accordance with generally accepted accounting principles. This requirement to keep such books and records shall be directed only to the complete documentation of its licensing operations under this Agreement and such records may be inspected after reasonable notice by Shell or a certified public accountant appointed by Shell during normal business hours for the purpose of verifying the accuracy of reports and payments made under this Agreement.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

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
         10.3 Shell shall keep books and records in accordance with generally accepted accounting principles to reflect the execution of its obligation to provide [ * ] man-years of development work as set forth in Section 9.1 above. Such books and records may be inspected after reasonable notice by SMSCI or a certified public accountant appointed by SIMSCI during normal business hours for the purpose of verifying the accuracy of reports and services provided under this Agreement.

         10.4 SIMSCI shall provide in Agreements with those parties having distribution rights in The Software under this Agreement that books and records shall be kept substantially in accordance with this Section 10 except that such agreements shall provide Shell as well as SIMSCI with the right of inspection and audit of such books and records.

         10.5 SIMSCI shall promptly provide notice to Shell of any and all sublicensees authorized pursuant to this Agreement and shall provide Shell with copies of said sublicense agreements.


                                           11. MAINTENANCE AND SERVICES

         11.1 Shell shall provide services to SIMSCI for the maintenance and upkeep of MITRE and OPERA Computer Software. The Maintenance Period will begin on the Effective Date and with end automatically immediately upon the latter of: termination of this Agreement or the date of expiration, cancellation, or termination of the last to expire sublicense of The Software by SIMSCI executed during the term of this Agreement. Notwithstanding the foregoing, in no event shall this obligation by Shell to provide services survive the termination of this Agreement by a period of more than three years from the date of termination of this Agreement and no such services with be provided by Shell for any sublicensee/end-user of The Software.

         11.2 During the Maintenance Period, Shell will make the following support available to SIMSCI:

                  (a) telephone support at substantially all times from 9:00 a.m. until 5:00 p.m. central time each business day;

                  (b) Bug Fixes but only to the extent that such services can be reasonably provided, and are provided that SIMSCI first provides Shell with a report of such Bug in sufficient detail to enable a reasonably skilled programmer to understand it and such that Shell is able to reproduce the Bug in the applicable operating environment and such Bug can be reasonably verified as residing in NETRE or OPERA and not elsewhere,

                  (c) where Shell is not able to provide a Bug Fix and a Bug is identified by SIMSCI Shell win either provide SIMSCI with a work around sufficient to alleviate any Material adverse effect of the Bug or provide SIMSCI with a written response describing Shell's then-existing diagnosis of the Bug and an outline of a plan and timetable for correcting it, and

                  (d) use commercially reasonable efforts to provide SIMSCI with enhancements and further development/maintenance services requested by SIMSCI but not otherwise planned by Shell, provided that SIMSCI pays to Shell fees which are customarily paid for such services in the software industry where such fees are provided on a time and materials basis.

         11.3 During the development of The Software and for the term of This Agreement while any Commercial Release of The Software is made available by SIMSCI, Shell shall use commercially reasonable efforts to provide Enhancements and Upgrade Versions of NETRE and OPERA such that NHTRE and OPERA retains functional parity with the most widely used Computer Software in modeling

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

applications in the oil and gas refining industry and if Shell, in its judgment, is not able to do so then it will use commercial reasonable efforts to identify a third party to conduct such development provided that such third party shall be mutually agreeable to both SIMSCI and Shell.

         11.4 During the Maintenance Period, SIMSCI will make the following support ("Support") available to Shell:

                  (a) telephone support regarding the operation of The Software at substantially all times from 9:00 a.m. until 5:00 p.m. central time each business day;

                  (b) Bug Fixes but only to the extent that such services can be reasonably provided, and further provided that Shell first provides SIMSCI with a report of such Bug in sufficient detail to enable a reasonably skilled programmer to understand it and such that SIMSCI is able to reproduce the Bug in the applicable operating environment and such Bug can be reasonably verified as residing in The Software and not elsewhere,

                  (c) where SIMSCI is not able to provide a Bug Fix and a Bug is identified by Shell, SIMSCI will either provide Shell with a work around sufficient to alleviate any Material adverse effect of the Bug or provide Shell with a written response describing SIMSCI's then-existing, diagnosis of the Bug and an outline of a plan and timetable for correcting it and

                  (d) use commercially reasonable efforts to provide Shell with enhancements and further development/maintenance services requested by Shell but not otherwise planned by SIMSCI, provided that Shell pays to SMSCI fees which are customarily paid for such services in the software industry where such fees are provided on a time and materials basis, but if SIMSCI shall agree to provide any greater amount or more expansive type of Support to any sublicensee of The Software than as are set forth herein, then SIMSCI shall promptly notify Shell or its Affiliates or Subsidiaries of the terms. of such agreement, and extend to Shell, its Affiliates and Subsidiaries such amount and type of Support under the same terms effective as of the date on which they became effective in respect to the sublicensee.

         11.5 During the development of The Software and for the term of This Agreement when any Commercial Release of The Software is made available by SIMSCI shall use commercially reasonable efforts to provide Enhancements and Upgrade Versions The Software such that The Software retains functional parity path the most widely used Computer Software in The Field and if SIMSCI is not able to do so then it will use commercially reasonable efforts to identify a third party to conduct such development provided that such third party shall be mutually agreeable to both SIMSCI and Shell.

         11.6 In exchange for SIMSCI's provision of Software Services (which shall include the Support described in Section 11.4) during the term of this Agreement, Shell shall make three annual payments of [ * ] per Copy. The first payment will be made upon delivery to a Shell location for installation in on-line optimization. If an installation is canceled prior to commissioning thereof then a pro-rata refund of the paid fees will be made to Shell according the following formula:

         Amount Refunded            =       [     *     ]

Where:

         C        =        [                        *                  ]

         D        =        [  * ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and no further payment shall be due from Shell with respect to that Copy, provided, however, that SIMSCI shall make no such refund if a cancellation occurs more than twelve (12) months after delivery of a Copy to the installation question and all payments due under this Section will be due as provided herein. At the beginning of the each year during the term of this Agreement, the arithmetic average of the last four (4) annual payments due will be calculated ("AA4Y", which average shall include the immediately preceding year but shall not include the Additional payments calculated hereunder for any preceding year). During the first four years of the term of ties Agreement AA4Y shall be calculated as the arithmetic average for the actual number of years since inception. If the AA4Y is larger than the immediately preceding year's payment for Software Services, then the difference between AA4Y and the immediately preceding year's payment for Software Services will be due to SIMSCI from Shell. SIMSCI shall make available to Shell Affiliates Software Services according to these same terms. Further to the above, SIMSCI shall make available Software Services at no charge to Shell, its Affiliates and Subsidiaries in connection with off-fine uses of The Software for the internal purposes of Shell, its Affiliates, or Subsidiaries.

         11.7 If SIMSCI shall agree to provide Software Services to any sublicensee of The Software at a rate which calculated on an equivalent basis in respect to the per Copy fees are lower than those provided to Shell, its Affiliates and Subsidiaries as set forth in Section 11.6 above, then SMSCI shall promptly notify Shell or its Affiliates or Subsidiaries of the terms of such agreement, and extend to Shell, its Affiliates and Subsidiaries the lower fees or other materially more favorable financial terms, effective as of the date on which they became effective in respect to the sublicensee.

         11.8 SIMSCI shall charge Maintenance Fees to its sublicensees which fees and manner of payment shall be solely in the discretion of SIMSCI. SIMSCI shall pay to Shell [ * ] of the total amount payable to SIMSCI by third parties for such Maintenance Fees.


                    12. WARRANTY AND LIMITATION OF LIABILITY

         12.1 EXCEPT AS MAY BE EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT THE PARTIES REPRESENT AND WARRANT THAT THEY HAVE THE RIGHT TO MAKE GRANTS SET FORTH HEREIN BUT MAKE NO REPRESENTATIONS, EXTEND NO WARRANTIES, EITHER EXPRESS OR IMPLIED, AND ASSUME NO RESPONSIBILITIES WHATSOEVER WITH RESPECT TO THE PERFORMANCE, MERCHANTABILITY, OR FITNESS PERFORMANCE, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE OF THE MATERIALS LICENSED HEREUNDER OR ANY INFORMATION CONTAINED THEREIN TO THE OTHER PARTY, THEIR LICENSEES, OR ANY OTHER TRANSFEREES.

         12.2 EXCEPT AS MAY BE EXPRESSLY SET FORTH ELSEWHERE IN THIS AGREEMENT, ANY REPORT, DATA, COMPUTER PROGRAM OR OTHER MEDIUM FOR CONVEYING INFORMATION HEREUNDER IS PROVIDED ON AN "AS IS" BASIS WITHOUT ANY WARRANTIES, EXPRESS OR IMPLIED INCLUDING BUT NOT LIMITED TO ANY WARRANTY CONCERNING THE RESULTS OR EFFECTS OBTAINED THROUGH THE USE OF THE LICENSED MATERIALS OR THAT THEY WERE FIT FOR ANY USE INTENDED AND IN NO EVENT SHALL A PARTY BE LIABLE FOR LOSS OF PROSPECTIVE PROFITS OR INDIRECT OR CONSEQUENTIAL DAMAGES TO THE OTHER EVEN IF ADVISED OF THE POSSIBILITY OF SUCH DAMAGE.

         12.3 Should Shell be restricted from using any portion of The Software due to an interference with an Intellectual Property Right of a third party resulting from the use or incorporation of such interfering materials by SIMSCI then, as a sole remedy for Shell, SIMSCI or its affiliates shall either obtain such right for the benefit of the Shell or obtain for Shell the right to use works having similar functionality to those of the materials whose use is no longer permitted; provided, however, if neither of the foregoing can be obtained, Shell shall have the right to terminate this Agreement.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

         12.4 Should SIMSCI be restricted from using or licensing any portion of The Software due to an interference with an Intellectual Property Right of a third party resulting from the use or incorporation of such interfering materials by Shell then, as a sole remedy for SIMSCI, Shell or its Affiliates or Subsidiaries shall either obtain such right for the benefit of SIMSCI or obtain for SIMSCI the right to use works having similar functionality to those of the materials whose use is no longer permitted; provided, however, if neither of the foregoing can be obtained, SIMSCI shall have the right to terminate this Agreement.

         12.5 Subject to the limitation set forth herein, SIMSCI warrants to Shell that the Software made available to Shell (other than OPERA and MITRE portions thereof) will conform to the then current specifications for the Software. Subject to the limitation set forth herein, Shell warrants to SIMSCI that OPERA and MITRE made available to SIMSCI will conform to the specifications made available to SIMSCI during the scoping study related to the Software.


                       13. INDEMNIFICATION AGAINST DAMAGE

         13.1 Each party shall indemnify and hold harmless the other from all loss, cost, damage, liability, or expense for bodily injuries to or death of persons and/or damage to or destruction of property arising out of or in connection with performance of this Agreement, to the extent that such injury, death, damage or destruction results from the negligence or with misconduct of the party indemnifying the other or its employees, agents, or contractors. Without in any way limiting the foregoing undertakings, each party will maintain proper amounts and types of workers compensation insurance covering all its employees performing under this Agreement.

         13.2 The indemnification in the preceding Section 13.1 shall not apply to any loss, cost, damage, liability or expense arising out of or in connection with the use of the Software.


                            14. TERM AND TERMINATION

         14.1 Unless renewed this Agreement shall expire [ * ] years from the Effective Date-at which time the parties shall negotiate regarding possible renewal of this Agreement.

         14.2 If either party fails to comply with any Material provision of this Agreement, the other party may serve the breaching party written notice of the breach and, unless such breach is fully cured within sixty (60) days from the receipt of notice, the nonbreaching party may thereupon, at its option serve notice of the termination on the breaching party, whereupon this Agreement shall immediately terminate.

         14.3 Upon termination of this Agreement all of the rights and obligations of a party shall be extinguished except that any payments accrued and payable shall be paid and the following rights and obligations shall survive: Section 3.8, Section 3.9, Section 3.10, Section 5.6, Section 6.0,
Section 8.0, those provisions of Section 11 which survive according to their own terms, Section 12.0, Section 13.0, Section 15.0, Section 16.0, Section 17.0 (but only to the extent that because of a Default of SIMSCI survival is required for its enforcement), and the right to receive a final report in the manner of
Section 10.2.

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                               15. NONSOLICITATION

         15.1 During the term of this Agreement and for twelve (12) months thereafter, neither party will hire nor make an offer to hire any employee of the other who is involved with development or licensing of The Software without the prior written consent of the other party.

                                 16. ARBITRATION

         16.1 Any controversy or claim ("claim"), whether based on contract, tort, statute or other legal or equitable theory (including but not limited to any claim of fraud, misrepresentation or fraudulent inducement or any question of validity or effect of this Agreement including this clause) arising out of or related to this Agreement (including any amendments or extensions), or the breach or termination thereof shall be settled by arbitration in accordance with the then current CPR Institute for Dispute Resolution Rules for Non-Administered Arbitration of Business Disputes, and this provision. The arbitration shall be governed by the United States Arbitration AM 9 U.S.C. Sections 1-16 to the exclusion of any provision inconsistent therewith or which would produce a different result, and judgment upon the award rendered by the arbitrator may be entered by any court having jurisdiction.

         16.2 Any such arbitration shall be held in Houston, Texas and shall be decided by one arbitrator mutually agreeable to the parties who shall determine the claims of the parties and render a final award. The arbitrator shall set forth the reasons for the award in writing.


                         17. GRANT OF SECURITY INTEREST

         17.1 To secure SIMSCI's performance of its obligations under this Agreement, this Agreement constitutes a security agreement in which SIMSCI as debtor hereby grants to Shell as secured party a security interest, under the Uniform Commercial Code or equivalent law and The Copyright Act, in the [ * ] rights in Shell and its Affiliates and Subsidiaries to use, reproduce, make derivative works, have made derivative works by third parties, perform, display, and distribute (to Affiliates and Subsidiaries) The Software, any Preexisting Works and Work Chunks, any derivative works or compilations thereof and any after acquired or developed technology which shall be incorporated in The Software (collectively, "Secured Property") for the internal use of the same in the Field by Shell, its Affiliates, and Subsidiaries (but Shell's rights to use SS Works shall be limited to use in conjunction with The Software only), and further, the collateral shall include a complete copy (in all past, present and planned versions of The Software including all of the Preexisting Works thereto) of all source code (including commentary thereto); executable code; programming notes; flowcharts; design documentation; diagrams; test results relating to The Software; and any other materials in the possession of SIMSCI its assigns, affiliates, contractors, or agents, required by a reasonably skilled computer programmer, computer scientist, or engineer to use, maintain, modify, or enhance The Software.

         17.2 Notwithstanding the provisions of Section 17.1, Shell shall not have the right to exercise any of the provisions of Section 17.1 pursuant to its Security Interest unless SIMSCI shall be in Default. A Default, for the purposes of this Section 17 shall constitute any of the following:

                  (a) the failure of SIMSCI to fully pay to Shell all sums to Shell under any section of this Agreement for [ * ] preceding quarters (wherein the total of such sums due for the total of all quarters in question exceeds [ * ], and further after applicable notice and expiration of cure periods), however, no quarterly payment which is the subject of a good faith dispute between Shell

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

and SIMSCI shall constitute a nonpaying quarter for the purposes of such calculation and following any resolution of such dispute SIMSCI shall have sixty
(60) days to pay any amounts determined to be owing for such disputed payment to remain outside of such calculation;

            (b) SIMSCI or its assigns ceases to license or otherwise distribute and provide Software Services for Computer Software in the Field, wherein such action is demonstrated by (i) the express communication of SIMSCI or its assigns of such action to Shell via written communication by SIMSCI's Development Coordinator or the Chief Executive Officer of SIMSCI or its assigns, (ii) the failure of SIMSCI or its assigns to provide Shell with written assurances to the contrary within ninety (90) days of a receipt of a written good-faith inquiry of such action Shell's Development Coordinator or an Officer of Shell, (iii) the issuance of a decree, order, or finding of fact that such action has occurred by an Arbitrator acting in accordance with Section 16 above, a court of competent jurisdiction, or a government agency having authority to render such a decree, order, or finding of fact.

         17.3 To aid in perfecting this security interest, SIMSCI will execute a financing statement in a form required by all jurisdictions (including the filing requirements of the US Copyright Office) in which such instrument will be filed and will execute such other documents from time to time for purposes of evidencing, recording, or perfecting this security interest as Shell may reasonably request, without additional consideration.


                             18. GENERAL PROVISIONS

         18.1 This Agreement shall extend to and be binding upon the successors and assigns of the parties hereto; provided, however, that notwithstanding the right by SIMSCI to sublicense certain rights granted herein, SIMSCI shall not assign this Agreement in whole or in part without first having obtained the written consent of Shell; and any such attempt to assign the same without the prior written consent of Shell shall be void and shall not be binding on Shell, except that SIMSCI shall be permitted to so assign this Agreement in whole without first obtaining the written permission of Shell if such assignment is to an assignee of all of SIMSCI assets and provided that such assignee assumes all of the obligations and duties of SIMSCI hereunder and further provided that such assignee provides Shell ,with timely written notice of the same.

         18.2 No failure, emission or delay on the part of Shell or SIMSCI in exercising any right under this Agreement will preclude any other further exercise of that right under this Agreement.

         18.3 THIS AGREEMENT SHALL BE CONSTRUED, AND THE RIGHTS OF SHELL AND SIMSCI SHALL BE DETERMINED (WITH RESPECT TO THE INTERPRETATION OF THE CONTRACT AND ITS PERFORMANCE IRRESPECTIVE OF THE FORUM IN WHICH SUCH ISSUES SHALL ARISE), ACCORDING TO THE LAWS OF THE STATE OF TEXAS.

         18.4 This Agreement shall not be construed to establish a joint venture, partnership or other formal business organization. Furthermore, the parties agree that this Agreement does not constitute a partnership for tax purposes. In the event that it is so construed, however, the parties agree to be excluded from the provisions of Subchapter K of the United States Internal Revenue Code of 1986, as amended. In no event shall such relationship constitute a partnership for U.S.
federal income tax purposes.

         18.5 SIMSCI agrees that it will abide by the United States Department of Commerce regulations concerning the export or re-export of United States source technical data, or the direct product thereof, to unauthorized destinations in respect of information supplied by Shell hereunder.

         18.6 Any notice by either party to the other shall be given by depositing it in the U.S. Mail postage prepaid, and addressed as follows:

         Shell: Shell Oil Products Company
         Westhollow Technology Center,
         P.O. Box 1380
         Houston, TX 77251
         ATTN: Emilio J. Nunez

         SMISCI: Simulation Sciences Inc.
         2950 North Loop West, Suite 830
         Houston, TX 77092
         ATTN: Victor Rice

         18.7 This Agreement shall not be modified except by written instrument signed by authorized representatives of the parties hereto.

         18.8 The parties to this Agreement shall be excused from the performance of their respective obligations hereunder and to the extent that such performance is delayed, hindered or prevented by causes reasonably beyond the control of the party to perform, including but not limited to fire, explosion, strike, labor disputes, acts of God or any act or omission of any governmental authority. The party wishing to avail itself of the provisions of this Section 18.8 shall give notice in writing to the other party. After receipt of such notice, the other parry may, at its sole election, terminate this Agreement at any time after thirty (30) days from the date of the aforesaid notice, provided that the said act of force majeure continues to prevent performance of this Agreement.

         18.10 PURSUANT TO ARTICLE 6 OF THE UNITED NATIONS CONVENTION ON CONTRACTS FOR THE INTERNATIONAL SALE OF GOODS (UN CONVENUON), THE PARTIES AGREE THAT THE UN CONVENTION SHALL NOT APPLY TO THIS AGREEMENT.

         18.11 This Agreement comprises the entire agreement between Shell and SIMSCI with respect to the subject matter hereof and there are no agreements, understandings, promises, conditions oral or written, expressed or implied, concerning the subject matter of this Agreement or in consideration hereof that are not merged therein or superseded thereby.

SHELL OIL PRODUCTS COMPANY                    SIMULATION SCIENCES, INC.

By:  /s/ SHELL OIL PRODUCTS COMPANY           By:  /s/      CHARLES R. HARRIS

Date:    Feb. 22, 1996                        Date:    Feb. 22, 1996

                       THIS PAGE INTENTIONALLY LEFT BLANK

                                    EXHIBIT A

                                   DEFINITIONS

THIS AGREEMENT IS SUBJECT TO ARBITRATION

A.1 An "Affiliate" of Shell shall mean: N.V. Koninkhjke Nederlandsce Petroleum Maatschappij, a company of The Netherlands, The Shell Transport and Trading Company, P.L.C., an English company, and any company (other than Shell) in whatever country organized, in which either or both of said companies shall, at the time in question and directly or indirectly through one or more intermediates, own or have the power to exercise control of fifty percent (50%) or more of the stock having the right to vote in election of directors or, any company (other than Shell), in whatever country organized, in which Shell, at the time in question and directly or indirectly through one or more intermediaries, owns or has the power to exercise control of fifty percent (50%) or more of the stock with the right to vote in an election of directors.

         A "Subsidiary" of Shell shall mean any company (other than Shell), in whatever country organized, in which Shell, at the time in question and directly or indirectly through one or more intermediaries has the right to vote in an election of directors and wherein Shell or its Affiliates exercises operational control of the facility in which a Copy is to be installed.

A-2 "Bug" shall mean an error in Computer Software which interferes with a designed functionality of the Software as a result of the improper implementation of that functionality. A "Bug Fix" is a correction of such an error.

A.3 "Commercial Release" shall mean a version of Computer Software released into the stream of commerce and available to third parties who would be willing to pay for the right to use such Computer Software in the course of their operations.

A.4 The terms "Computer Program" and "Computer Software", and "Tools" (whether or not capitalized) refer to a set or sets of statements or instructions, to be used directly or indirectly in a computer in order to bring about a certain result.

A.5 The term "Copy", with respect to The Software shall mean an embodiment of The Software used for on-line optimization of a specific process unit at a given site (e.g. a crude distilling complex or a catalytic reforming unit complex) a Copy includes the use of such copy, whether centrally or remotely, by those involved in implementing, supporting, evaluating, studying or in any way dealing with that specific process unit. Thus, for example, a Copy may include several copies of The Software that are all used to support a single unit.

A.6 "Documentation" means textual and/or graphic material, perceivable directly to humans and/or with the aid of a device or machine, relating to a computer program.

A.7 "Enhancement" shall mean the addition of functionalities, functional attributes, or interface means to Computer Software that did not previously exist in such Software and which do not require substantial changes to the underlying architecture of Software.

A.8 "Executable Code" means a series of one or more instructions executable after suitable processing by a computer or other programmable machine, without compilation or assembly.

A.9 "Effective Date" means the signature date of the last party to sign this Agreement.

A.10 "Field" means the field of on-line optimization systems and technology.

A.11 "Intellectual Property Rights" means any and all rights to exclude existing from time to time in a jurisdiction under patent law, copyright law, moral rights law, trade-secret law, semiconductor chip protection law, trademark law, unfair competition law, or other similar rights.

A.12 "Invention" shall mean any invention, discovery, process, art, method (including mathematical algorithms), machine, manufacture, composition of matter, or improvement thereof Relating to The Software, whether or not patentable, to the extent that it is the subject of an Intellectual Property Right. The terms "Conceived", "Reduced to Practice", and other like and related terms shall have their ordinary meanings as they are used in the patent laws of the United States.

A.13 "Marks" shall mean the use of the terms "Shell Oil Company" and "Shell Oil Products Company". When used, the Marks shall only be used in a manner to indicate that The Software and Documentation owe their origin, at least in part, to Inventions and Works of Authorship belonging to Shell Oil Company. No other of use of trademarks owned or claimed by Shell Oil Company shall be included within the meaning of the term Marks.

A.14 "Material", with respect to a particular matter (e.g., a Breach), means that the Matter is shown to affect adversely (a) the rights and benefits of the other party under this Agreement; or (b) the ability of the other party to perform its obligations hereunder; in either case to such a degree that a reasonable person in the management of his or her own affairs would be more likely than not to decline to enter into this Agreement in view of the matter in question.

A.15 "Maintenance Fees" means the total amount of fees and other revenue realized by SIMSCI in connection with the installation, provision of maintenance services, training services, or support fees associated with The Software.

A.16 "Net Sales" means the total amount payable to SIMSCI by licensees of The Software or any derivative work based thereupon and performing optimization and/or simulation. Net Sales shall be less any bonafide trade or cash discounts or rebates paid or granted by SIMSCI and shall include, without limitation all royalties, sublicensing fees, and other revenues realized by SIMSCI in connection with its distribution of The Software or such derivative works. For purposes of this Agreement revenue is realized when received.

A.18 "Preexisting Works" shall mean those works of a party which have been created prior to the Effective Date of this Agreement.

A.19 "Software Services" shall mean the development of Bug Fixes, Enhancements, and Upgrade Versions of The Software together with other preventative and remedial measures for the optimization of the use of The Software in the environment in which its use is intended and which are customarily provided by software developers commercially engaged in the production and distribution of custom Computer Software.

A.20 "Source Code" (whether in upper or lower case) means a series of instruction or statements, in a high-level computer language or in a lower level computer language such as assembly language, which is in a form which is readily readable by humans trained in the particular computer language in question. It is normally transformed by an interpreter or compiler into machine-readable executable code for actual use on a computer.

A.21 "Upgrade Version" means a version of a computer program that incorporates additional capability or functionality that requires significant changes to the architecture or high-level design characteristics of the program.

A.22 "Unrelated Software" means Computer Software having utility in commercial applications other than those in which The Software is licensed to end users.

A.24 "Not Viable" with respect to the decision to use technology embedded in MITRE or based thereupon in Commercial Releases of The Software shall mean that SIMSCI can demonstrate either: (a) the inclusion of such technology within The Software would require SIMSCI to dedicate more than [ * ] of its current available man-hours/calendar year in Software Services relative to what would be required by other Computer Software having similar functional capabilities, or
(b) that The Software could not be made to perform its expected functions because of the use of such technology.

A.25 "Work of Authorship" shall mean a work of authorship protestable under the copyright laws of an applicable jurisdiction.

A.26 "Work Chunk" shall mean a method, process, technique, algorithm, subroutine, class, object, or other sequence of instructions reduced or reducible to computer code which add functional or expressive attributes to the Preexisting Works useful in The Field and if, taken together with the Preexisting Works, would constitute Computer Software having all of the functional and expressive attributes of The Software or a derivative work thereof Work Chunks shall not include Preexisting Works and Enhancements compiled together with Preexisting Works.

                                                                   EXHIBIT _____

THIS AGREEMENT IS SUBJECT TO ARBITRATION

                                    EXHIBIT B

                           MITRE AND OPERA DESCRIPTION

[








                                                         *






          ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[





                                                         *



                                                 ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[




                                                         *




                                                                            ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[


                                                         *


               ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

THIS AGREEMENT IS SUBJECT TO ARBITRATION

                                    EXHIBIT C

                              SS WORKS DESCRIPTION

[




                                                         *



                         ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[




                                                         *



           ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[




                                                         *





                        ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[


                                                         *



                                        ]


[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[



                                                         *


                          ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[


                                                         *



                                                            ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

                                    EXHIBIT D

                           "THE SOFTWARE DESCRIPTION"


[



                                                         *



                          ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.

[

                                                         *


                                                                              ]

[ * ] Certain information on this page has been omitted and filed separately with the Commission. Confidential treatment has been requested with respect to the omitted portions.